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                                                                    Exhibit 10.9


                                   LICENSE AGREEMENT MARCH 31, 2000, PAGE 1 OF 4


                                LICENSE AGREEMENT

                           between

                           BRUKER OPTIK GMBH,
                           Silberstreifen 4, D-76287 Rheinstetten,
                           Represented by authorized signatory
                           Dr. A. Simon

                           - hereinafter "BO"

                           and

                           BRUKER DALTONIK GMBH,
                           BRUKER SAXONIA ANALYTIK GMBH,
                           Bremen/Leipzig
                           Represented by Chief Executive Officer
                           Dr. Dieter Koch

                           - hereinafter "BDAL/BSAX"



                                    SECTION 1
                         SUBJECT MATTER OF THE AGREEMENT

The subject matter of this agreement is the empiric knowledge worked out by BO to the extent that such knowledge is applied in the emission spectrometers manufactured by BDAL/BSAX. The parties understand this to include the entire secret and non-secret technical empiric knowledge as well as existing industrial property rights (protected and unprotected inventions as well as know-how) in the following areas specified below of infrared optics, electronics, and detectors:

a. Development of emission FT-IR spectrometers

b. Production of emission FT-IR spectrometers and component parts.

This empiric knowledge shall be made available through delivery of the documents specified in Section 2.


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                                   LICENSE AGREEMENT MARCH 31, 2000, PAGE 2 OF 4


                                    SECTION 2
                                  DUTIES OF BO

BO shall make available to BDAL/BSAX all necessary documentation, specifically construction drawings, technical information, and processing requirements. BO shall deliver all information that BDAL/BSAX requires for exploiting the empiric knowledge, and shall allow BDAL/BSAX use thereof without limitation as to function or location.


                                    SECTION 3
                        DUTIES OF BDAL/BSAX, LICENSE FEE

1. The parties proceed on the assumption that, owing to constant further technical development, the transferred empiric knowledge will gradually become invalidated through the discontinuance of production of equipment types presently being manufactured. On that assumption, it is agreed that BDAL/BSAX shall pay BO a staggered license fee for a period of [*](1) fiscal years in settlement for the transferred empiric knowledge, starting with fiscal [*].

2. For fiscal [*], the license fee shall be [*] percent of the sales base. The percentage shall decrease to [*] percentage points starting in fiscal [*]. The license fee is payable for the last time for fiscal [*].

3. The sales base is defined as gross annual receipts (excluding sales tax) in the area of the "RAPID" and "OPAG" emission spectrometers, less expenses for discounts allowed, quantity rebates, etc., as well as guarantee and fair-dealing credits issued in the fiscal year. Any changes of the corresponding provisions in the annual financial statements shall not be taken into consideration in the sales base.
         The date is established as of the receipt of the order.

4. The above agreements shall apply also to potential legal successors and assigns of BO and of BDAL/BSAX, unless such successors and assigns are competitors of BO.



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(1) [*] Indicates information has been omitted and separately filed with the
Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.


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                                   LICENSE AGREEMENT MARCH 31, 2000, PAGE 3 OF 4


                                    SECTION 4
                              LICENSE FEE DUE DATE

The license fee established in accordance with Section 4(2) shall be due and settled on a quarterly basis.


                                    SECTION 5
                            FUTURE EMPIRIC KNOWLEDGE

The parties agree to a regular exchange of knowledge that arises from future further technical developments in the empiric knowledge. If new possibilities for applications for BDAL/BSAX arise therefrom, BDAL/BSAX is authorized to exploit it at its own discretion. The parties to the agreement shall come to an arrangement on a case-by-case basis concerning any applications for industrial property rights to this knowledge.

However, future further technical developments by BO are not a subject matter of this agreement, but shall be the intellectual property of BO, if patentable.


                                    SECTION 6
                                    GUARANTY

a. BO does not guarantee the legal effectiveness or the legal validity of the contractual industrial property rights established from the empiric knowledge, or for freedom from defects. Moreover, BO does not guarantee the practical utility or readiness for production of the industrial property rights established from the empiric knowledge.

b. BDAL/BSAX undertakes not to file claims or make other requests either directly or indirectly against BO for the use or further development of the empiric knowledge made available to it.


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(2) Translator's note: Section 4 sic; should probably read "Section 3".

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                                   LICENSE AGREEMENT MARCH 31, 2000, PAGE 4 OF 4


                                    SECTION 7
                                   CONCLUSION

No collateral agreements have been reached. Changes or additions to the agreement must be made in writing.

If significant changes should occur in the conditions that are fundamental to the conclusion or implementation of this transition agreement, to include the legal validity of individual provisions of the agreement, the parties to the agreement are obligated jointly to adjust the agreement in reasonable compensation of their mutual interests.

The place of fulfillment and jurisdiction is Karlsruhe.

Rheinstetten, March 31, 2000                         Bremen, March 31, 2000

BRUKER OPTIK GmbH                                    BRUKER DALTONIK GmbH
                                                     BRUKER SAXONIA ANALYTIK
GmbH

/signature/                                          /signature/
Dr. A. Simon                                         Dr. Dieter Koch


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                          ACKNOWLEDGMENT OF TRANSLATION

                                  May 26, 2000

         The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the License Agreement dated March 31, 2000 among Bruker Optik GmbH, Bruker Daltonik GmbH and Bruker Saxonia Analytik GmbH is a fair and accurate English translation from German of the original executed agreement.

                                          BRUKER DALTONICS INC.


                                          By: /s/ Frank Laukien
                                              -------------------------------
                                          Frank Laukien, President and Chief
                                          Executive Officer